Exhibit 10.1

THOR INDUSTRIES, INC.

2010 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK AWARD CERTIFICATE

THIS IS TO CERTIFY that, pursuant to the terms of a Performance Compensation Award granted by the Compensation and Development Committee of the Board of Directors by action dated January 26, 2012, Thor Industries, Inc., a Delaware corporation (the “Company”), has offered you (the “Participant”) the right to receive Common Stock of the Company under its 2010 Equity and Incentive Plan (the “Plan”), as follows:

Name of Participant:	Robert W. Martin

Address of Participant:	c/o Thor Industries, Inc. 3080 Windsor Court Elkhart, IN 46514

Number of Shares:

Grant Price:	$ per share (closing NYSE price on )

Value of Grant:	$

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:

Anniversary of Vesting Commencement Date	Percentage of Shares Vested
1st	20%
2nd	40%
3rd	60%
4th 5th	80% 100%

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Award Agreement attached hereto as Annex I (the “Award Agreement”) and the Plan, which is attached hereto as Annex II (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Award rights granted pursuant to this Certificate and the Award Agreement and to receive the Restricted Shares (as defined in the Award Agreement) designated above subject to the terms of the Plan, this Certificate, and the Award Agreement.

Participant:	Thor Industries, Inc.

By:
Name: Robert W. Martin	Name:
Title:

Dated:	Dated:

Thor Industries, Inc. 2010 Equity and Incentive Plan

Restricted Stock Award Certificate

Annex I

THOR INDUSTRIES, INC.

2010 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), is entered into on the execution date of the Restricted Stock Award Certificate to which it is attached (the “Certificate”), between Thor Industries, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Pursuant to the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the right to receive shares of the Company’s Common Stock (the “Award”), upon the terms and subject to the conditions set forth in the Plan, the Certificate, and in this Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Certificate or the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Restricted Stock Award. The Company hereby awards and grants to Participant, for valid consideration with a value in excess of the aggregate par value of the Common Stock awarded to Participant, the number of shares of Common Stock set forth in the Certificate, which are subject to the restrictions and conditions set forth in the Plan, the Certificate, and this Agreement (the “Restricted Shares”). Subject to the following sentence, one or more stock certificates representing the number of shares of Common Stock specified in the Certificate will hereby be registered in Participant’s name (the “Stock Certificate”), but will be deposited and held in the custody of the Company for Participant’s account as provided in Section 4 hereof until such Restricted Shares become vested and all restrictions thereon have lapsed. Participant acknowledges and agrees that those shares of Common Stock may be issued as a book entry with the Company’s transfer agent and that no physical certificates need be issued for as long as such shares remain subject to forfeiture and restrictions on transfer.

2. Vesting. Except as otherwise provided in the Plan or an employment agreement or service agreement, the terms of which have been approved by the Administrator, the Restricted Shares will vest and restrictions on transfer will lapse pursuant to the Vesting Schedule set forth in the Certificate.

(a) Forfeiture of Unvested Shares. Except as otherwise provided in this Section or in an employment agreement or service agreement, the terms of which have been approved by the Administrator, if Participant ceases Continuous Service for any reason Participant will immediately forfeit the Restricted Shares that have not vested and as to which restrictions have not lapsed (“Unvested Shares”), and such Unvested Shares will be cancelled as outstanding shares of Common Stock.

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(b) Restriction on Transfer of Unvested Shares. Participant is not permitted to transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber, or otherwise dispose of any of the Unvested Shares, except as expressly permitted by this Agreement.

3. Deposit of the Unvested Shares. Participant shall deposit all of the Unvested Shares with the Company to hold in its custody until they become vested, at which time such vested Restricted Shares will no longer constitute Unvested Shares. From time to time after the execution of this Agreement and during the Restricted Period, if requested by the Company Participant shall execute and deliver to the Company blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested. At the written request of Participant, the Company will deliver to Participant a Stock Certificate for the shares of Common Stock that become vested upon the lapse of the forfeiture and non-transferability restrictions thereon.

4. Rights as a Shareholder, Dividends. Subject to the terms of this Agreement, Participant will have all the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares, provided, however, that with respect to dividends thereon, Participant will not be entitled to any dividends with a record date prior to the date on which the Restricted Shares become vested and are no longer subject to forfeiture and restrictions on transfer.

5. Compliance with Laws and Regulations. The issuance and transfer of Common Stock is subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state, and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities Exchange Commission, any state securities commission, foreign securities regulatory authority, or any securities exchange to effect such compliance.

6. Tax Withholding.

(a) As a condition to the release of shares of Common Stock from the Company’s custody and lapse of restrictions on transfer, no later than the first to occur of (i) the date as of which all or any of the Restricted Shares vest and the restrictions on their transfer lapse, or (ii) the date required by Section 6(b), Participant shall pay to the Company any federal, state, or local taxes required by law to be withheld with respect to the Restricted Shares that vest and for which the restrictions lapse. Participant shall pay such amount to the Company in cash or, to the extent permitted by the Administrator, by tendering Common Stock held by Participant, including Restricted Shares held in custody by the Company that become vested, with a Fair Market Value on the date the Restricted Shares vest equal to the amount of Participant’s minimum statutory tax withholding liability, or a combination thereof. Notwithstanding the foregoing, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant, including any salary, bonus or performance-based award (including any award under the Company’s Management Incentive Plan) any federal, state, or local taxes required by law to be withheld with respect to such shares of Common Stock. Payment of the tax withholding by a Participant who is an “insider” within the

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Restricted Stock Award Agreement — Page 2

meaning of Section 16 of the Exchange Act by tendering Common Stock, including shares held in custody by the Company, is subject to pre-approval by the Administrator, in its sole discretion, which in the case of a Participant who is an Officer or Director will be in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

(b) Participant may elect, within 30 days of the Date of Grant, to include in gross income for federal income tax purposes pursuant to Section 83(b) of the Code, an amount equal to the aggregate Fair Market Value on the Date of Grant of the Restricted Shares less the amount, if any, paid by Participant (other than by prior or future services) for the Restricted Shares granted hereunder. In connection with any such election, Participant shall promptly provide the Company with a copy of such election as filed with the Internal Revenue Service, and pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Restricted Shares on the Date of Grant, any federal, state, or local taxes required by law to be withheld with respect to such Restricted Shares at the time of such election. If Participant fails to make such payments, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such Restricted Shares.

7. No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or any Affiliate to terminate Participant’s Continuous Service at any time.

8. Representations and Warranties of Participant. Participant represents and warrants to the Company as follows:

(a) Agrees to Terms of the Plan. Participant has received a copy of the Plan and has read and understands the terms of the Plan, the Certificate, and this Agreement, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Shares or disposition of the shares of Common Stock once vested, and that Participant should consult a tax advisor before such time.

(b) Stock Ownership. Participant is the record and beneficial owner of the Restricted Shares with full right and power to transfer the Unvested Shares to the Company free and clear of any liens, claims, or encumbrances and Participant understands that the Stock Certificates evidencing the Restricted Shares will bear a legend referencing this Agreement.

(c) Rule 144. Participant understands that, to the extent Participant wishes to avail himself of Rule 144 promulgated under the Securities Act in connection with any transfer of Common Stock, Rule 144 may indefinitely impose transfer restrictions on such transfer if Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if Participant is not an “affiliate” of the Company.

9. Compliance with Securities Laws. Participant understands and acknowledges that, notwithstanding any other provision of this Agreement to the contrary, the issuance,

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Restricted Stock Award Agreement — Page 3

vesting, holding and transfer of the Restricted Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed from time to time. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Participant agrees to cooperate with the Company to ensure compliance with such laws.

10. Adjustments. The Restricted Shares are subject to the adjustment provisions set forth in Section 11 of the Plan, which could entitle Participant to additional shares of Common Stock or other securities.

11. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. To the extent that a Stock Certificate or Stock Certificates representing Unvested Shares is issued in physical form rather than through book entry with the Company’s transfer agent, Participant understands and agrees that the Company will place the legends set forth below or similar legends on any Stock Certificate evidencing the Common Stock, together with any other legends that may be required by federal, state, or foreign securities laws, the Company’s certificate of incorporation or bylaws, any other agreement between Participant and the Company, or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC RESALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Company will remove the above legend at such time as the shares of Common Stock in question are no longer subject to restrictions on public resale and transfer pursuant to this Agreement. Any legends required by applicable federal, state, or foreign securities laws will be removed at such time as such legends are no longer required.

(b) Stop-Transfer Instructions. To ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own Common Stock, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of this Agreement; or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

12. Modification. The Agreement may be modified only in writing signed by both parties.

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13. Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.

14. Entire Agreement. The Plan and the Certificate are incorporated herein by reference, and Participant hereby acknowledges receiving a copy of the Plan. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

15. Notices. Any notice required under this Agreement to be given or delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant must be in writing and addressed to Participant at the address indicated on the Certificate or to such other address as Participant designates in writing to the Company. All notices will be deemed to have been given or delivered (a) upon personal delivery, (b) five days after deposit in the United States mails by certified or registered mail (return receipt requested), (c) two business days after deposit with any return receipt express courier (prepaid), or (d) one business day after transmission by facsimile.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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Annex II

THOR INDUSTRIES, INC.

2010 EQUITY AND INCENTIVE PLAN

Thor Industries, Inc. 2010 Equity and Incentive Plan